EXHIBIT 99.1

EDCI Holdings, Inc. Announces 2Q2009 and YTD 2Q2009 Results

NEW YORK – July 31, 2009  – EDCI Holdings, Inc. (NASDAQ: EDCI) (“EDCI”), the holding company for Entertainment Distribution Company, Inc., the majority shareholder of Entertainment Distribution Company, LLC (“EDC”), a European provider of supply chain services to the optical disc market, today reported 2Q2009 and YTD 2Q2009 financial results.

2Q2009 and YTD 2Q2009 Highlights

●	EDCI Cash and Cash Equivalents: $51.4 million or $7.66/share outstanding at 06/30/2009. This compares to $51.9 million or $7.74/share outstanding at 03/31/2009.

●
EDCI Cash Burn Rate:  Annual 2009 cash burn rate conservatively estimated at $3.6 million, or approximately $0.54/share outstanding at 06/30/2009.  At current run rates, due to aggressive cost cutting, EDCI now targets the annual 2009 cash burn rate at $2.5 million, or $0.37/share outstanding at 06/30/2009.

●
EDC International 2Q2009 Revenue Down 33% Y/Y:  19% Y/Y Disc volume decline and strong dollar translation impact drove 2Q2009 revenue decline of (33%) Y/Y to $37.4 million.  YTD 2Q2009 revenue down (31%) Y/Y to $78.7 million.

●	EDC Severance Charge – Blackburn-Hannover Consolidation: $7.2 million charge recorded in 2Q2009 related to estimated EDC Blackburn severance costs.

●
EDCI YTD 2Q2009 EBITDA Down (205%):  YTD 2Q2009 EBITDA of ($6.3) million includes $7.2 million of severance costs for UK facility closure.  Had this charge not been incurred, EBITDA would have been $0.9 million.

“The mid-teen Disc volume decline that EDC’s operations experienced in the 1Q2009 continued in the 2Q2009 and further highlighted the difficult environment under which EDC’s Disc manufacturing and distribution business is operating,” said Clarke H. Bailey, Chief Executive Officer.  “Negative operating leverage from rapid Disc volume declines continues to hamper EDC’s high fixed cost, moderate gross margin businesses. As Disc volume declines remain largely out of EDC’s control, management’s focus remains on controlling costs and right-sizing our operations to ensure we are maximizing cash flows.”

Mr. Bailey then added, “When I agreed to accept the position of CEO of EDCI on July 1st, 2009, I knew there were many challenges that lie ahead.  The continued minimization of cash burn at the EDCI level continues to be a top priority and many difficult decisions have been made to facilitate this initiative, including cutting overall EDCI corporate salaries by an average 19%  as of July 1, 2009.  As part of this initiative, I voluntarily reduced my salary by 33% and Matthew K. Behrent, EDCI’s VP of Corporate Development and Legal Counsel, agreed to reduce his salary by a like percentage.  In regards to the EDC business, we continue to pursue negotiations with the unions representing our Hannover, Germany workforce with the goal of securing wage concessions  in order to right-size our overall cost structure.”

2Q2009 and YTD 2Q2009 Financial Summary

All amounts below represent continuing operations unless noted ($000's)	2Q2009	2Q2008	Change	YTD 2Q2009	YTD 2Q2008	Change
Total revenue	$ 37,416	$ 55,724	(32.9%)	$ 78,667	$ 114,391	(31.2%)
Gross profit	5,741	9,463	(39.3%)	11,311	20,566	(45.0%)
Gross margin %	15.3%	17.0%	(170 bp.)	14.4%	18.0%	(360 bp.)
SG&A expense	6,568	9,346	(29.7%)	13,691	18,806	(27.2%)
SG&A %	17.6%	16.8%	+80bp.	17.4%	16.4%	+100 bp.
Severance costs for UK facility closure	7,152	-	100%	7,152	-	100%
Severance costs for UK facility closure as % of revenue	19.1%	0.0%	+1,910 bp.	9.1%	0.0%	+910 bp.
Operating loss	(7,979)	(1,541)	(417.8%)	(9,532)	(1,485)	(541.9%)
Operating margin %	-21.3%	-2.8%	(1,850 bp.)	-12.1%	-1.3%	(1,080 bp.)
EBITDA	(6,373)	2,287	(378.7%)	(6,328)	6,023	(205.1%)
Income (loss)	(7,435)	(1,117)		(6,757)	(4,243)
Loss from discontinued operations	(1,290)	(4,459)		(2,652)	(7,703)
Net loss †	(8,584)	(5,484)		(9,139)	(11,704)
Common shares outstanding	6,707,308	6,838,265		6,707,308	6,838,265
Diluted EPS	$ (1.10)	$ (0.16)		$ (1.00)	$ (0.60)
Diluted EPS from discontinued operations	$ (0.19)	$ (0.64)		$ (0.39)	$ (1.09)

† Includes both continuing and discontinued operations

EDCI & EDC 2Q2009 and YTD 2Q2009 Operating Results

●	EDC (& EDCI) Revenue:

°
EDC 2Q2009 Revenue down (33%) Y/Y:  The (33%) Y/Y decline was attributable to Disc volume declines of (19%) Y/Y with 12 bp. of the decline related to the U.S. dollar strengthening against the Euro and British Pound.

°
EDC YTD 2Q2009 Revenue down (31%) Y/Y:  The (31%) Y/Y decline was attributable to Disc volume declines of (16%) Y/Y with 12 bp. of the decline related to the U.S. dollar strengthening against the Euro and British Pound.

	Volume		Revenue
	2Q2009 vs.	YTD 2Q2009 vs.	2Q2009 vs.	YTD 2Q2009 vs.
	2Q2008	YTD 2Q2008	2Q2008	YTD 2Q2008
EDC Hannover Manufacturing	(10%)	(7%)	(28%)	(25%)
EDC Hannover Distribution	(17%)	(19%)	(28%)	(31%)
EDC Blackburn Manufacturing	(35%) ф	(27%) ф	(46%)	(43%)

ф  EDC Blackburn volume declines include impact of loss of certain customer accounts due to uneconomical pricing and excessive credit risk.

●	EDC (& EDCI) Gross Margin:

°
EDC 2Q2009 Gross Margin Percentage down (170 bp.) Y/Y:  2Q2009 gross margin was 15.3%.  The decrease from 2Q2008 was due to (19%) Y/Y volume declines and the U.S. dollar strengthening against the Euro and British Pound.

°
EDC YTD 2Q2009 Gross Margin Percentage down (360 bp.) Y/Y:  YTD 2Q2009 gross margin was 14.4%.  The decrease from YTD 2Q2008 was due to (16%) Y/Y volume declines, redundancy costs and the U.S. dollar strengthening against the Euro and British Pound.

●	EDCI EBITDA:

°
2Q2009 EBITDA down (379%) Y/Y:  The decrease from 2Q2008 was due to $7.2 million in restructuring charges incurred related to the EDC Blackburn – Hannover Consolidation.  Had these charges not been incurred, EBITDA would have been down (66%) due to (20%) Y/Y volume declines.

°
YTD 2Q2009 EBITDA down (205%) Y/Y:  The decrease from YTD 2Q2008 was due to $7.2 million in restructuring charges incurred related to the EDC Blackburn – Hannover Consolidation.  Had these charges not been incurred, EBITDA would have been down (86%) due to (16%) Y/Y volume declines.

Balance Sheet Information

($000,000's)	6/30/2009	3/31/2009	12/31/2008	% Change
	(unaudited)	(unaudited)
EDCI-H Cash & S/T Investments	$ 51.4	$ 51.9	$ 52.6	(1.0%)
EDCI-H Working Capital	50.9	51.6	52.2	(1.4%)
EDC Working Capital	14.8	24.7	29.2	(40.1%)
EDC Unrestricted Cash	27.6	23.8	22.5	16.0%
EDC Accounts Receivable	12.6	14.8	19.1	(14.9%)
EDC Credit Facility & UMG Debt	9.3	9.3	10.3	0.0%

●	EDCI Cash:
°
EDCI cash and cash equivalents were $51.4 million or $7.66/share outstanding at 06/30/2009.  This compares to $51.9 million or $7.74/share outstanding at 03/31/2009.  EDCI’s annual 2009 cash burn rate conservatively estimated at $3.6 million, or approximately $0.54/share outstanding at 06/30/2009.  At current run rates, due to aggressive cost cutting, EDCI now targets the annual 2009 cash burn rate at $2.5 million, or $0.37/share outstanding at 06/30/2009.

●	EDC Working Capital:
°
EDC working capital was $14.8 million at 06/30/2009, approximately 40% lower than working capital of $24.7 million at 03/31/2009.  The decrease was primarily due to EDC recording a $7.2 million charge related to the planned EDC Blackburn – Hannover Consolidation and the re-classification of $3.5 million of its outstanding debt to current during 2Q2009.

●	EDC Accounts Receivable / DSO:
°
EDC 06/30/2009 accounts receivable was $12.6 million, down approximately 15% from 03/31/2009.  Days Sales Outstanding (DSO) was approximately 31 days at 06/30/2009, compared with a DSO of approximately 32 days at 03/31/2009.

EDC Blackburn – Hannover Consolidation Update

As previously announced on March 20, 2009, the Board of Directors of EDC approved a plan to consolidate EDC’s Blackburn, UK and Hannover, Germany manufacturing volumes within the Hannover facility (the “Consolidation”).  During the 2Q2009, EDC continued to take certain steps towards execution of the Consolidation and the Consolidation is proceeding according to plan.  Current estimates of costs associated with the closure of the Blackburn facility are in line with those previously announced.  Consummation of the Consolidation transaction requires the consent of the lenders pursuant to EDC’s credit facility.  EDC is currently in negotiations to obtain the consent of the lenders to proceed with the Consolidation transaction but have yet to reach an agreement.

Share Buyback Program

EDCI announced on May 26, 2009 that the EDCI Board of Directors approved a twelve month extension of EDCI's common stock repurchase program and also added a provision to the program which allows EDCI to repurchase shares of its common stock under a 10b5-1 plan.  During the second quarter of 2009, EDCI repurchased a total of 16,979 shares.  Since the original implementation of the plan, EDCI has purchased a total of 191,723 shares for an aggregate purchase price of $837,000.

CONFERENCE CALL
EDCI will host a conference call to discuss the 2Q2009 financial results on Monday, August 3, 2009 at 8:30 a.m. EDT. This press release, the financial tables, as well as other supplemental information including the reconciliation of certain non-GAAP measures to their nearest comparable GAAP measures, are also available on EDCI’s corporate website located at www.edcih.com.

To access the conference call, please dial (800) 642-1740 or (706) 634-7533 (international callers) and reference conference code 21681421. A live webcast of the conference call will also be available on EDCI’s corporate website.  A replay of the conference call will be available through midnight EDT on Monday, August, 10, 2009. The replay can be accessed by dialing (800) 642-1687 or (706) 645-9291 (international callers). The conference code for the replay is 21681421.

ABOUT EDCI HOLDINGS, INC.
EDCI Holdings, Inc. (Nasdaq: EDCI) is a multi-national company, headquartered in New York, that is seeking to enhance shareholder value by pursuing acquisition opportunities. EDCI is the holding company of Entertainment Distribution Company, Inc., which is the majority shareholder of Entertainment Distribution Company, LLC ("EDC"), a European provider of supply chain services to the optical Disc market. EDC serves every aspect of the manufacturing and distribution process and is one of the largest providers in the industry.  EDC’s clients include some of the world's best-known music, movie and gaming companies. EDC’s operations include manufacturing and distribution facilities in Hannover, Germany, and a manufacturing facility in Blackburn, UK. For more information, please visit www.edcih.com.

SAFE HARBOR STATEMENT
This news release contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon EDCI’s current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. Some of these results and uncertainties are discussed in EDCI’s most recently filed Annual Report on Form 10-K. These factors include, but are not limited to the current global and economic downturn; declining nature of CD and DVD industries; potential intellectual property infringement claims; variability of quarterly results and dependence on key customers; increased costs or shortages of raw materials or energy; international business risks; foreign currency translation and transaction risks; limitations on NOLs resulting from ownership changes; environmental laws and regulations; ability to attract and retain key personnel; competition; and volatility of stock price; EDCI assumes no obligation to update any forward-looking statements and does not intend to do so except where legally required.

ABOUT NON-GAAP FINANCIAL MEASURES
To supplement its consolidated financial statements, which statements are prepared and presented in accordance with GAAP, EDCI uses the following non-GAAP financial measures: EBITDA.  The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  For more information on these non-GAAP financial measures, please see the tables captioned “Summary Schedule of non-GAAP Financial Data” included at the end of this release.

EDCI HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2009	2008
	(unaudited)
ASSETS	(In thousands, except share data)
Current Assets:
Cash and cash equivalents	$ 78,999	$ 75,112
Restricted cash	2,365	7,258
Accounts receivable, net of allowances for doubtful accounts of
$2,830 and $3,008 for June 30, 2009 and December 31, 2008, respectively	12,577	19,129
Current portion of long-term receivable	1,006	599
Inventories, net	4,282	4,845
Prepaid expenses and other current assets	10,883	12,513
Deferred income taxes	104	105
Assets held for sale	7,146	7,154
Current assets, discontinued operations	974	8,691
Total Current Assets	118,336	135,406
Restricted cash	24,833	25,439
Property, plant and equipment, net	18,368	21,186
Long-term receivable	2,516	3,066
Long-term investments	1,020	1,020
Deferred income taxes	1,774	1,694
Other assets	3,977	4,739
TOTAL ASSETS	$ 170,824	$ 192,550

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$ 11,187	$ 15,930
Accrued expenses and other liabilities	30,144	24,435
Loans from employees	983	1,142
Current portion of long-term debt	7,442	2,281
Current liabilities, discontinued operations	2,851	10,226
Total Current Liabilities	52,607	54,014
Other non-current liabilities	4,125	8,353
Loans from employees	1,496	2,490
Long-term debt	1,826	7,996
Pension and other defined benefit obligations	34,194	35,052
Non-current liabilities, discontinued operations	-	41
Total Liabilities	94,248	107,946
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $.01 par value; authorized: 1,000,000 shares, no shares
issued and outstanding	-	-
Common stock, $.02 par value; authorized: 15,000,000 shares
June 30, 2009 -- 7,019,436 shares issued; December 31, 2008 -- 7,019,436 shares issued	140	140
Additional paid in capital	371,299	371,091
Accumulated deficit	(304,127)	(294,988)
Accumulated other comprehensive income	5,661	4,583
Treasury stock at cost:
June 30, 2009 -- 312,128 shares; December 31, 2008 -- 324,794 shares	(1,512)	(1,427)
Total EDCI Holdings, Inc. Stockholders' Equity	71,461	79,399
Minority interest in subsidiary company	$ 5,115	$ 5,205
Total Stockholders' Equity	76,576	84,604
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	170,824	192,550

EDCI HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,
	2009	2008
	(In thousands, except per share amounts)
REVENUES:
Product revenues	$ 27,271	$ 41,699
Service revenues	10,145	14,025
Total Revenues	37,416	55,724
COST OF REVENUES:
Cost of product revenues	23,935	36,365
Cost of service revenues	7,740	9,896
Total Cost of Revenues	31,675	46,261
GROSS PROFIT	5,741	9,463
OPERATING EXPENSES:
Selling, general and administrative expense	6,568	9,346
Severance costs for UK facility closure	7,152	-
Amortization of intangible assets	-	1,658
Total Operating Expenses	13,720	11,004
OPERATING LOSS	(7,979)	(1,541)
OTHER INCOME (EXPENSE):
Interest income	46	935
Interest expense	(177)	(621)
Gain on currency swap, net	-	32
Gain (loss) on currency transaction, net	518	(33)
Other income (expense), net	3	(4)
Total Other Income (Expense)	390	309
LOSS FROM CONTINUING OPERATIONS, BEFORE INCOME TAXES	(7,589)	(1,232)
Income tax benefit	(154)	(115)
LOSS FROM CONTINUING OPERATIONS	(7,435)	(1,117)
DISCONTINUED OPERATIONS, NET OF TAX:
LOSS FROM DISCONTINUED OPERATIONS	(1,290)	(4,459)
GAIN ON SALE OF EDC U.S. OPERATIONS	52	-
NET LOSS	$ (8,673)	$ (5,576)
Minority interest income	(89)	(92)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$ (8,584)	$ (5,484)
LOSS PER WEIGHTED AVERAGE COMMON SHARE (1):
Loss from continuing operations attributable to common shareholders	$ (1.10)	$ (0.16)
Discontinued Operations Attributable to Common Shareholders:
Loss from discontinued operations attributable to common shareholders	(0.19)	(0.64)
Gain on sale of EDC U.S. Operations	0.01	-
Net loss per weighted average common share	$ (1.28)	$ (0.80)
LOSS PER WEIGHTED AVERAGE DILUTED COMMON SHARE (1):	-	-
Loss from continuing operations attributable to common shareholders	$ (1.10)	$ (0.16)
Discontinued Operations Attributable to Common Shareholders:
Loss from discontinued operations attributable to common shareholders	(0.19)	(0.64)
Gain on sale of EDC U.S. Operations	0.01	-
Net loss per weighted average common share	$ (1.28)	$ (0.80)

AMOUNTS ATTRIBUTABLE TO EDCI HOLDINGS, INC. COMMON SHAREHOLDERS
Loss from continuing operations	$ (7,363)	$ (1,111)
Loss from discontinued operations	(1,273)	(4,373)
Gain on sale of EDC U.S. Operations	52	-
Net Loss	$ (8,584)	$ (5,484)

(1) Income (loss) per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

EDCI HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30,
	2009	2008
	(In thousands, except per share amounts)
REVENUES:
Product revenues	$ 58,352	$ 84,841
Service revenues	20,315	29,550
Total Revenues	78,667	114,391
COST OF REVENUES:
Cost of product revenues	51,908	73,380
Cost of service revenues	15,448	20,445
Total Cost of Revenues	67,356	93,825
GROSS PROFIT	11,311	20,566
OPERATING EXPENSES:
Selling, general and administrative expense	13,691	18,806
Severance costs for UK facility closure	7,152	-
Amortization of intangible assets	-	3,245
Total Operating Expenses	20,843	22,051
OPERATING LOSS	(9,532)	(1,485)
OTHER INCOME (EXPENSE):
Interest income	263	2,047
Interest expense	(408)	(1,258)
Gain (loss) on currency swap, net	2,111	(2,593)
Loss on currency transaction, net	487	(594)
Other income (expense), net	14	8
Total Other Income (Expense)	2,467	(2,390)
LOSS FROM CONTINUING OPERATIONS, BEFORE INCOME TAXES	(7,065)	(3,875)
Income tax provision (benefit)	(308)	368
LOSS FROM CONTINUING OPERATIONS	(6,757)	(4,243)
DISCONTINUED OPERATIONS, NET OF TAX:
LOSS FROM DISCONTINUED OPERATIONS	(2,652)	(7,703)
GAIN ON SALE OF EDC U.S. OPERATIONS	180	-
NET LOSS	$ (9,229)	$ (11,946)
Minority interest income	(90)	(242)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$ (9,139)	$ (11,704)
LOSS PER WEIGHTED AVERAGE COMMON SHARE (1):
Loss from continuing operations attributable to common shareholders	$ (1.00)	$ (0.60)
Discontinued Operations Attributable to Common Shareholders:
Loss from discontinued operations attributable to common shareholders	(0.39)	(1.09)
Gain on sale of EDC U.S. Operations	0.03	-
Net loss per weighted average common share	$ (1.36)	$ (1.69)
LOSS PER WEIGHTED AVERAGE DILUTED COMMON SHARE (1):	-	-
Loss from continuing operations attributable to common shareholders	$ (1.00)	$ (0.60)
Discontinued Operations Attributable to Common Shareholders:
Loss from discontinued operations attributable to common shareholders	(0.39)	(1.09)
Gain on sale of EDC U.S. Operations	0.03	-
Net loss per weighted average common share	$ (1.36)	$ (1.69)

AMOUNTS ATTRIBUTABLE TO EDCI HOLDINGS, INC. COMMON SHAREHOLDERS
Loss from continuing operations	$ (6,719)	$ (4,177)
Loss from discontinued operations	(2,600)	(7,527)
Gain on sale of EDC U.S. Operations	180	-
Net Loss	$ (9,139)	$ (11,704)

(1) Income (loss) per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

EDCI Holdings, Inc.
Summary Schedule of Non-GAAP Financial Data
(In thousands) Unaudited

The following summary of financial data shows the reconciliation of loss from continuing operations, as determined in accordance with accounting principles generally accepted in the United States (GAAP), to income (loss) from continuing operations and earnings before interest, taxes, and depreciation and amortization from continuing operations.

EBITDA is income (loss) from continuing operations before interest expense (income), net, income taxes, and depreciation and amortization and is presented because the Company believes that such information is commonly used in the entertainment industry as one measure of a company’s operating performance. EBITDA from continuing operations is not determined in accordance with generally accepted accounting principles, it is not indicative of cash provided by operating activities, should not be used as a measure of operating income and cash flows from operations as determined under GAAP, and should not be considered in isolation or as an alternative to, or to be more meaningful than, measures of performance determined in accordance with GAAP.  EBITDA, as calculated by the Company, may not be comparable to similarly titled measures reported by other companies and could be misleading unless all companies and analysts calculated EBITDA in the same manner.

	2Q2009	2Q2008	YTD 2Q2009	YTD 2Q2008

Loss from continuing operations	(7,435)	(1,117)	(6,757)	(4,243)

Income tax provision (benefit)	(154)	(115)	(308)	368
(Gain) loss on currency swap, net	-	(32)	(2,111)	2,593
(Gain) loss on currency transaction, net	(518)	33	(487)	594
Interest (income) expense, net	131	(314)	145	(789)
Depreciation and amortization	1,606	3,828	3,204	7,508
Other (income) expense, net	(3)	4	(14)	(8)
EBITDA from continuing operations	(6,373)	2,287	(6,328)	6,023